Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-180540) pertaining to the Millennial Media, Inc. 2006 Equity Incentive Plan, as amended, and the Millennial Media, Inc. 2012 Equity Incentive Plan of our report dated June 7, 2013, with respect to the financial statements of Metaresolver, Inc. included in this Current Report on Form 8-K/A of Millennial Media, Inc.

/s/ Ernst & Young LLP

Baltimore, Maryland

June 7, 2013